Exhibit 1.2

FIRST AMENDMENT TO EQUITY DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO EQUITY DISTRIBUTION AGREEMENT (this “Amendment”), dated as of March 15, 2016, is by and between Hecla Mining Company, a Delaware corporation (the “Company”), and BMO Capital Markets Corp., a Delaware corporation (“BMOCM”)

W I T N E S S E T H:

WHEREAS, the Company and BMOCM desire to amend that certain Equity Distribution Agreement, dated as of February 23, 2016 (the “Existing Agreement” and, as amended by this Amendment and as the same may be further amended, supplemented, amended or restated or otherwise modified from time to time, the “Equity Distribution Agreement”) in accordance with the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, the parties hereby agree as follows:

PART I

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amendment” is defined in the preamble.

“BMOCM” is defined in the preamble.

“Company” is defined in the preamble.

“Equity Distribution Agreement” is defined in the recitals.

“Existing Agreement” is defined in the recitals.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Agreement.

PART II

AMENDMENTS TO EXISTING AGREEMENT

Effective on the date first written above, the Existing Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Agreement shall continue in full force and effect.

SUBPART 2.1 Amendments.

(a) Amendment to clause (ii) in Subsection (s) of Section 3. Clause (ii) in subsection (s) of Section 3 of the Existing Agreement is hereby amended and restated in its entirety as follows:

“(ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Preliminary Proxy Statement on Schedule 14A or a Current Report on Form 8-K, unless BMOCM shall otherwise reasonably request),”

(b) Amendment to Subsection (a) of Section 7. Subsection (a) of Section 7 of the Existing Agreement is amended by replacing the reference to “Section 5” with “Section 1”.

PART III

MISCELLANEOUS

SUBPART 3.1 Counterparts. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy or other electronic transmission shall be effective as an original.

SUBPART 3.2 Full Force and Effect; Limited Amendment. Except as expressly amended or waived hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Agreement shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Agreement.

SUBPART 3.3 Governing Law. This Amendment AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AMENDMENT OR THE EQUITY DISTRIBUTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Amendment or the Equity Distribution Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

SUBPART 3.4 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
Name: David C. Sienko
Title: V.P. and General Counsel

BMO CAPITAL MARKETS CORP.

By:	/s/ Michael J. Anderson
Name: Michael J. Anderson
Title: Managing Director

[Signature Page to Amendment]

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